SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 22, 1999
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                            COX COMMUNICATIONS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 1-06590                           58-2112288
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           (Commission File Number)    (I.R.S. Employer Identification Number)

         1400 Lake Hearn Drive
         Atlanta, Georgia  30319                      30319
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         (Address of Principal                      (Zip Code)
           Executive Offices)

         Registrant's telephone number, including area code 404-843-5000
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ITEM 5.   OTHER EVENTS

     On April 22, 1999, Cox Communications, Inc. ("CCI") issued the following press release:

     Cox Communications to Acquire Media General Systems in Northern Virginia

     Cox Communications, Inc. and Media General Inc. today announced the signing of a definitive agreement allowing Cox to purchase Media General cable systems serving more than 260,000 customers in Fairfax County and Fredericksburg, Va. Expected to close late this year, the transaction is valued at $1.4 billion.

     In making the announcement, Jim Robbins, President and CEO of Cox said, "We are pleased to enhance our already strong presence in the state of Virginia with this addition to our cable system line-up. This is a high growth area with great demographics that indicate demand is ripe for telecommunications services. Entering this market allows us to further our strategy of operating large systems in metropolitan areas. We look forward to providing customers in these communities a full-service package of advanced video, voice and high-speed Internet access services.

     Cox currently serves more than 450,000 customers in Virginia in the Hampton Roads and Roanoke areas. The Media General system serves the entire Fairfax County area, as well as the City of Fredericksburg and portions of the counties of Stafford and Spotsylvania.

     "The demand for cable television properties has never been greater, creating the right time for a sale" commented J. Stewart Bryan III, Media General Chairman and Chief Executive Officer. "We came to the conclusion that a company like Cox could best maximize the growth potential of our cable operation and provide good ongoing jobs for our dedicated staff. The sale of our cable operation will enable us to increase shareholder value by focusing our resources on those media segments, namely newspapers and broadcast television, where we have achieved critical mass in our chosen southeastern markets.

    "Our cable operation has been a valued corporate asset for a number of years, our management and board believe that this transaction is advantageous to all parties. With the consolidation that is taking place within the industry and particularly within the Washington, D.C. metro market, it was becoming increasingly difficult to function as a single-system operator," Bryan added. " The sale will take several months to close and in that time we will study our options for use of the proceeds, including paying down debt, initiating a share repurchase program and the acquisition of additional television and newspaper properties."

     Following completion of the transaction, Media General will retain the capability of supplying news and information to Fairfax County through a dedicated channel on the cable system. That will continue to facilitate the gathering and dissemination of news and information regarding the county on the company's Web site, gatewayva.com. Gateway Virginia is one of the leading providers of information about Virginia on the Internet.

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     Closing  of  the  transaction  is  subject  to  necessary   government  and
regulatory approvals.

     A brief presentation detailing Cox's purchase of Media General's Northern Virginia cable systems is available in the Investor Center of the Cox Communications Web site at: www.cox.com/Investor.

     Cox Communications, Inc. (NYSE:COX) is a leading broadband communications companies, presently serving 3.8 million customers. As a full service provider of telecommunications products, Cox offers an array of services, including cable television under the Cox Cable brand; advanced digital video programming services under the Cox Digital TV brand; local and long distance telephone services under the Cox Digital Telephone brand; high speed Internet access via Cox@Home; and commercial voice and data services under the Cox Fibernet and Cox@Work brands. Cox is an equity partner in Sprint PCS, the nation's first national wireless personal communications service (PCS); and is also an investor in numerous programming networks, including Discovery Channel.

     Media General is an independent, publicly-owned communications company situated primarily in the Southeast with interest in newspapers, broadcast television, recycled newsprint production, and diversified information services.

ITEM 7    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          Exhibits.

          2.1 Purchase Agreement, dated April 22, 1999, by and among Cox Communications, Inc. and Media General, Inc.


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             COX COMMUNICATIONS, INC.

    Date:  April 30, 1999                    By:  /s/ Andrew A. Merdek
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                                                  Andrew A. Merdek
                                                  Secretary